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                                                                     EXHIBIT 8.1

                 [LETTERHEAD OF KING & SPALDING APPEARS HERE]

                                August 7, 1998



National Commerce Bancorporation
One Commerce Square
Memphis, Tennessee 38150

First Community Bancorp, Inc.
827 Joe Frank Harris Parkway, SE
Cartersville, Georgia 30120

     Re: Federal Income Tax Consequences of Merger of First Community Bancorp, Inc. with and into National Commerce Bancorporation

Ladies and Gentlemen:

     We have acted as counsel to National Commerce Bancorporation ("NCBC") in connection with the Merger (the "Merger") of First Community Bancorp, Inc. ("FCB") with and into NCBC, pursuant to the Agreement and Plan of Merger dated as of August 5, 1998 (the "Agreement") by and between NCBC and FCB. You have requested our opinion, in our capacity as counsel to NCBC, regarding certain federal income tax consequences of the Merger.

     We understand that our opinion will be referred to in the Proxy Statement/Prospectus that forms part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger. We hereby consent to such use of our opinion.

     All capitalized terms used herein without definition have the respective meanings specified in the Agreement. All references herein to the Code are to the United States Internal Revenue Code of 1986, as amended.

                             INFORMATION RELIED ON
                             ---------------------

     In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including the Agreement. In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies or telecopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate. We also have obtained such additional information and representations as we have deemed relevant and necessary. However, we have not yet obtained written certificates from NCBC and FCB to verify certain facts that we have assumed in rendering this opinion.
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National Commerce Bancorporation
First Community Bancorp, Inc.
August 7, 1998
Page 2

Before rendering our opinion in connection with the closing, we intend to obtain appropriate written certificates to confirm certain material facts that we have assumed herein.

     In view of the foregoing, we have assumed that the following statements are true on the date hereof and will be true at the time of the Merger:

     (1) The Merger will be consummated in compliance with the material terms of the Agreement and none of the material terms and conditions therein have been waived or modified and neither NCBC nor FCB has a plan or intention to waive or modify any such material term or condition.

     (2) The fair market value of the NCBC Common Stock and other consideration received by each FCB shareholder will be approximately equal to the fair market value of the FCB Common Stock surrendered by such shareholder in the Merger.

     (3) Neither FCB nor any person related to FCB has acquired or will acquire, in connection with the Merger, any FCB Common Stock from the FCB shareholders prior to the Effective Time. For purposes of this assumption, a person is related to FCB if it is (i) a corporation as to which FCB owns, actually or constructively, fifty percent or more of the total voting power or total value of the shares of all classes of stock outstanding, or (ii) a corporation which owns, actually or constructively, fifty percent or more of the total voting power or total value of all shares of all classes of stock of FCB. A person will be deemed related to FCB for this purpose if such relationship exists either immediately before or immediately after such acquisition, and a person that is a partner in a partnership will be deemed to own or have acquired any stock that such partnership acquired in accordance with the partner's interest in the partnership.

     (4) Neither NCBC nor any person related to NCBC has acquired or will acquire, in connection with the Merger, any FCB Common Stock from the FCB shareholders prior to the Effective Time. For purposes of this assumption, a person is related to NCBC if it is (i) a member of its affiliated group within the meaning of Section 1504 of the Code, (ii) a corporation as to which NCBC owns, actually or constructively, fifty percent or more of the total voting power or total value of the shares of all classes of stock outstanding, or (iii) a corporation which owns, actually or constructively, fifty percent or more of the total voting power or total value of all shares of all classes of stock of NCBC. A person will be deemed related to NCBC for this purpose if such relationship exists either immediately before or immediately after such acquisition or arises in connection with the Merger, and a person that is a partner in a partnership will be deemed to own or have acquired any stock that such partnership acquired in accordance with the partner's interest in the partnership.

     (5) Neither NCBC nor any person related to NCBC has any plan or intention to reacquire any of the shares of NCBC Common Stock issued in the Merger. For purposes of this assumption, a person is related to NCBC if it is (i) a member of its affiliated group within the meaning of Section 1504 of the Code, (ii) a corporation as to which NCBC owns, actually or constructively, fifty percent or more of the total voting power or total value of the shares of all classes of stock outstanding, or (iii) a corporation which owns, actually or constructively, fifty percent or more of the total voting power or total value of all shares of all classes of stock of
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National Commerce Bancorporation
First Community Bancorp, Inc.
August 7, 1998
Page 3

NCBC. A person will be deemed related to NCBC for this purpose if such relationship exists either immediately before or immediately after such acquisition or arises in connection with the Merger, and a person that is a partner in a partnership will be deemed to own or have acquired any stock that such partnership acquired in accordance with the partner's interest in the partnership.

     (6) The liabilities of FCB to be assumed by NCBC and the liabilities to which the transferred assets of FCB are subject were incurred by FCB in the ordinary course of its business.

     (7) NCBC, FCB and the shareholders of FCB will pay their respective expenses, if any, incurred in connection with the Merger.

     (8) There is no intercorporate indebtedness existing between FCB and NCBC that was or will be issued, acquired, or settled at a discount.

     (9) Neither FCB nor NCBC is a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets (excluding cash, cash items, receivables and U.S. government securities) are stock or securities and 80 percent or more of the value of whose total assets are assets held for investment. For purposes of the 50 percent and 80 percent determinations under the preceding sentence, stock and securities in any subsidiary shall be disregarded, and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets. A corporation shall be considered a subsidiary for purposes of this paragraph if the parent owns 50 percent or more of the combined voting power of all classes of such corporation's stock entitled to vote, or 50 percent or more of the total value of shares of all classes of such corporation's stock outstanding.

     (10) FCB is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

     (11) The fair market value of the assets of FCB transferred to NCBC will equal or exceed the sum of the liabilities assumed by NCBC plus the amount of liabilities, if any, to which the transferred assets are subject.

     (12) NCBC has no plan or intention to sell or otherwise dispose of any of the assets acquired from FCB, except for dispositions made in the ordinary course of business.

     (13) Following the Merger, NCBC will continue the historic business of FCB or use a significant portion of FCB's historic business assets in a business.

     (14) None of the compensation received by any shareholder-employees of FCB in contemplation of or as a result of the Merger will be separate consideration for, or allocable to, any of their shares of FCB Common Stock; none of the shares of NCBC Common Stock received by any shareholder-employees of FCB in exchange for FCB Common Stock in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees pursuant to the Merger will be for services actually rendered and
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National Commerce Bancorporation
First Community Bancorp, Inc.
August 7, 1998
Page 4

will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     (15) The outstanding FCB Options have been granted by FCB as compensation in connection with the provision of services to FCB and First Community Bank & Trust by the FCB Option holders.

     (16) The payment of cash in lieu of fractional shares of NCBC Common Stock is solely for the purpose of avoiding the expense and inconvenience to NCBC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the FCB shareholders instead of issuing fractional shares of NCBC Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the FCB shareholders in exchange for their shares of FCB Common Stock. The fractional share interest of each FCB shareholder will be aggregated and no FCB shareholder will receive cash in an amount equal to or greater than the value of one full share of NCBC Common Stock.

     (17) At the Effective Time, the aggregate fair market value of the NCBC Common Stock issued to the FCB shareholders in the Merger will represent at least fifty percent (50%) of the total value of the aggregate consideration payable in the Merger to the FCB shareholders (including cash paid to FCB shareholders who perfect their dissenters rights and cash paid in lieu of fractional shares of NCBC Common Stock).

     (18) FCB will not, prior to the Effective Time, make any distributions with respect to its stock which are of an extraordinary nature.


                                 OPINION
                                 -------

     Based upon the foregoing, it is our opinion that:

     (1) The Merger will be treated as a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code;

     (2) No gain or loss will be recognized by NCBC or FCB as a result of the Merger;

     (3) No gain or loss will be recognized by the shareholders of FCB upon the exchange of FCB Common Stock for NCBC Common Stock pursuant to the Merger (except with respect to cash received in lieu of fractional share interests in NCBC Common Stock) or by the holders of FCB Options upon the conversion of such options into rights with respect to NCBC Common Stock;

     (4) The aggregate tax basis of the NCBC Common Stock received by a FCB shareholder pursuant to the Merger will be the same as the aggregate tax basis of the FCB
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National Commerce Bancorporation
First Community Bancorp, Inc.
August 7, 1998
Page 5

Common Stock surrendered in exchange therefor (excluding any basis allocable to a fractional share of NCBC Common Stock for which cash is received);

     (5) The holding period of the shares of NCBC Common Stock received by a FCB Shareholder will include the holding period or periods of the shares of FCB Common Stock exchanged therefor, provided that the shares of FCB Common Stock are held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time;

     (6) The receipt of cash in lieu of fractional shares of NCBC Common Stock will be treated as if fractional shares were distributed as part of the exchange and then were redeemed by NCBC; and

     (7) A FCB Shareholder who perfects his appraisal rights under Georgia law and who receives payment in cash for the "fair value" of his shares of FCB Common Stock will be treated as having exchanged such shares for cash in a redemption subject to Section 302 of the Code, and the FCB Shareholder generally will recognize capital gain or loss in such exchange equal to the difference between the cash received and the tax basis of such shares.

     The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements set out herein that we have assumed to be true on the day hereof and at the time of the Merger. Our opinion cannot be relied upon if any of the material facts contained in such documents or any such additional information is, or later becomes, inaccurate or if any of the material statements set out herein is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address herein, nor have we addressed herein, any other tax consequences of the Merger.


                                    Very truly yours,

                                    /s/ King & Spalding

                                    KING & SPALDING